ADDENDUM NO. 2 TO
   TECHNOLOGY ELECTRONIC ASSEMBLY AND MANAGEMENT (T.E.A.M) PACIFIC CORPORATION
                                       AND
                            THREE-FIVE SYSTEMS, INC.
      AGREEMENT FOR THE ASSEMBLY OF OPTOELECTRIC AND OTHER RELATED PRODUCTS



THIS ADDENDUM NO. 2 TO THE AGREEMENT FOR THE ASSEMBLY OF OPTOELECTRIC AND OTHER RELATED PRODUCTS ("Addendum No. 2") is entered into as of the 1st day of January, 1998, by and between TECHNOLOGY ELECTRONIC ASSEMBLY and MANAGEMENT (T.E.A.M.) PACIFIC CORPORATION, a Philippine Corporation, with principle offices located at FTI Complex, Taguig Metro Manila, Philippines (hereinafter referred to as "TEAM") and THREE-FIVE SYSTEMS, INC., a Delaware, U.S.A. corporation, with its principle place of business located at 1600 North Desert Drive, Tempe, Arizona 85281 (hereinafter referred to as "TFS").

                                    RECITALS

         A. On February 1995, TEAM and TFS entered into an agreement ("the "Original Agreement") for the manufacture of optoelectric and other related products( hereinafter referred to as "Products"). On March 12, 1997, the Original Agreement was amended (the "Addendum No. 1").

         B. TEAM and TFS now wish to add a second addendum to the Original Agreement.

         In consideration of the foregoing recitals and mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

                                    AGREEMENT

Section 1 Definitions.

The following terms are used in this Addendum No. 2:

         1.1 Contract Exchange Rate: Shall be defined as the exchange rate identified in Section V of the Original Agreement (US$1.00 = 27.00 Philippine Pesos).

         1.2 Spot Exchange Rate: Shall be defined as the actual exchange rate reported in the Western Edition of the Wall Street Journal on date prior to invoice payment date.

         1.3 Contract Amount: Shall be in accordance with Section V (B) calculations of the Original Agreement as modified by Addendum No. 1.

         1.4 Contract Period: Shall commence as of February 22, 1995 and run through any applicable payment date.

         1.5 Lease Amount: Shall be the US$21,384 amount that TFS pays to Team monthly for rent pursuant to the Lease Agreement between the parties.

         1.6 Contract Amount Gain: Shall be defined as the excess (or deficit, as the case may be) amount of money accrued by TFS on the payment of the Contract Amount as the result of the payment of such Contract Amount being fixed in Pesos at the Contract Exchange Rate and the Spot Exchange Rate of Pesos to US dollars being higher or lower than the Contract Exchange Rate. To illustrate this situation, shown below is a sample computation assuming that the invoiced amount is US$500,000 and that the Spot Exchange Rate at the time of invoicing was US$1.00 = 30.00 Philippine Pesos.

           Invoice amount                       US    $      500,000.00
           Multiply by Contract Exchange Rate   X                 27.00
                                                -----------------------
           Invoice Amount in Pesos              PHP       13,500,000.00
           Divide by Spot Exchange Rate         /                 30.00
                                                -----------------------
           Contract Amount to be paid in USD    US    $      450,000.00

           Contract Amount Gain                 US    $       50,000.00
                                                =======================

         1.7 Lease Amount Gain (Loss): Shall be defined as the excess (or deficit, as the case may be) amount of money accrued by Team on the receipt of the Lease Amount as the result of the payment of such Lease Amount being fixed in dollars and the Spot Exchange Rate of Pesos to US dollars being higher or lower than the Contract Exchange Rate. To illustrate this situation, shown below is a sample computation assuming that the Spot Exchange Rate at the time of invoicing was US$1.00 = 30.00 Philippine Pesos as compared with the Contract Exchange Rate of US$1.00 = 27.00:

             Lease Amount                         US    $    21,384.00
             Multiply by Contract Exchange Rate   X              27.00
                                                  --------------------
             Lease Amount in Peso                 PHP       577,368.00
             Divided By Spot Exchange Rate        /              30.00
                                                  --------------------
             Lease Amount In Dollars              US    $    19,241.00

             Lease Amount Gain                    US    $     2,138.00
                                                  ====================

         1.8 Net Exchange Rate Gain (Loss): Shall be defined as the sum of the Contract Amount Gain (Loss) and the Lease Amount Gain (Loss).

Section 2 Responsibility and Payment for Net Exchange Rate Gain and Loss

         2.1 Contract Amount Gain. TFS will retain 100% of all Contract Amount Gains up to the date until all prior Contract Amount Losses incurred by TFS have been offset against all such Contract Amount Gains. Upon the occurrence of this offset event, TFS will thereafter pay TEAM an amount equal to (a) 30% of the Net Exchange Rate Gain existing for any given invoicing period less (b) the Lease Amount Gain for that same period. As of the date of this Agreement, the offset date occurred as described in Attachment A.

         2.2 Net Exchange Rate Loss. From and after the date of this Agreement, upon the occurrence of a Contract Amount Loss, TEAM will pay to TFS an amount equal to (a) 30 percent of the Net Exchange Rate Loss existing for any given invoicing period less (b) the Lease Amount Loss for the same period. Team will only be required to make payments under this Section 2.2 until the amounts paid by TEAM pursuant to this Section 2.2 equal the amounts received by TEAM pursuant to Section 2.1. Thereafter, TFS will bear 100 percent of the Contract Amount Loss.

         2.3 Catch Up. The calculation of the payments due under this Agreement as of February 4, 1998 is set forth on Attachment A of this Addendum No. 2 and shall be paid immediately upon the signing of this Addendum No. 2.

Section 3 Integration

         To the extent that this Addendum No. 2 conflicts with the Original Agreement or Addendum No. 1, this Addendum No. 2 shall control. Otherwise, the Original Agreement, Addendum No. 1 and this Addendum No. 2 will be considered as one document.


         The parties hereto have executed this Addendum as of the day and year first above written.




          THREE-FIVE SYSTEMS, INC                     TEAM PACIFIC CORPORATION

          By:                                         By:
                --------------------                        --------------------
          Name:                                       Name:
                --------------------                        --------------------
          Its:                                        Its:
                --------------------                        --------------------
                                       3